Mirant Corporation
June 29, 2001
Page 3







                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                   Exhibit 5.1










                                                      June 29, 2001

                                                                 C 88700-00018
Mirant Corporation
1155 Perimeter Center West, Suite 100
Atlanta, Georgia 30338

                  Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         As  counsel  for  Mirant  Corporation,   a  Delaware  corporation  (the
"Company"), we are familiar with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on June 29, 2001, with respect to the offering and issuance from time to time (1) by the Company of up to $3,000,000,000 aggregate offering price of the following: (a) one or more series of the Company's senior debt securities (the "Debt Securities"), (b) shares of the Company's preferred stock, par value $0.10 per share (the "Preferred Stock"), (c) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (d) warrants (the "Warrants"), (e) depositary shares of the Company representing a fractional interest in a share of Preferred Stock ("Depositary Shares") or (f) purchase contracts and purchase units of the Company ("Purchase Contracts") and (2) by certain shareholders of the Company (the "Selling Shareholders") of up to 16,200,000 shares of Common Stock ("Selling Shareholder Shares"). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares and Purchase Contracts are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based on the foregoing and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being offered (including, without limitation, the due reservation of any Common Shares and Preferred Shares for issuance and, with respect to any Preferred Shares and any Depositary Shares, the due authorization, approval and filing of a Certificate of Designations referred to below), the effectiveness of the Registration Statement, the due authorization, execution and delivery of the relevant indenture(s) or supplemental indenture(s) pursuant to which any Debt Securities or Warrants may be issued (the "Indenture"), and, with respect to the Indenture, compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), the due authorization, execution and delivery of the relevant warrant agreement relating to any Warrants (the "Warrant Agreement"), the due authorization, execution and delivery of the relevant deposit agreement relating to any Depositary Shares (the "Deposit Agreement") and the qualifications and limitations set forth below, we are of the opinion that:

                  (1) the Debt Securities and Warrants, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities and Warrants as issued, will be validly issued, fully paid and nonassessable;

                  (2) the Debt Securities so issued will be legally binding obligations of the Company, entitled to the benefits provided under the Indenture approved by the Board of Directors of the Company pursuant to which they are issued, (a) except as enforcement thereof may be limited by the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) except that we express no opinion as to the legality, validity, binding nature or enforceability of any provision (i) relating to indemnification or contribution to the extent such indemnification relates to any claims under Federal securities or state securities or Blue Sky laws, or any other provisions indemnifying or exculpating a party, to the extent such provisions may be held unenforceable as contrary to public policy or due to the negligence or willful misconduct of the indemnified party, (ii) providing for the payment of fees or the payment or reimbursement of costs and expenses for claims, losses or liabilities in excess of a reasonable amount determined by a court or other tribunal or (iii) relating to the consent to jurisdiction, the waiver by any party of its right to object to the laying of venue in a particular court or the ability of any party to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance (the "Enforceability Exceptions");

                  (3) any Warrants so issued will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Indenture or Warrant Agreement approved by the Board of Directors of the Company, subject to the Enforceability Exceptions;

                  (4) the Preferred Shares and Common Shares issued separately or upon the conversion of any Debt Securities so issued that are convertible and upon the exercise of any Warrants so issued (as to the Preferred Shares, when issued pursuant to a Certificate of Designations pursuant to Section 151 of the Delaware General Corporation Law as approved by the Board of Directors of the Company (the "Certificate of Designations")), and the Common Shares issued upon conversion or exchange of any such Preferred Shares so issued that are convertible or exchangeable into Common Shares (i) will have been duly authorized and reserved for issuance separately, upon conversion of such Debt Securities, exercise of any such Warrants, performance of any such Purchase Contracts or conversion or exchange of any such convertible Preferred Shares, upon the respective issuance of each, as the case may be, and (ii) upon the issuance of such Preferred Shares and Common Shares separately against payment in full therefor in an amount exceeding the par value, if any, thereof or pursuant to (x) the Indenture upon valid conversion of such Debt Securities, (y) exercise of such Warrants and payment in full of the exercise price provided for therein or (z) valid conversion of any such Preferred Shares so issued that are convertible into Common Shares in accordance with the Certificate of Designations, as the case may be, will be validly issued, fully paid and nonassessable;

                  (5) the Depositary Shares, when the Deposit Agreement has been duly authorized and validly executed and delivered by the Company and when issued pursuant to a Certificate of Designations and upon payment in full therefor in an amount exceeding the par value, if any, thereof will be duly authorized, validly issued, fully paid and nonassessable;

                  (6) the Purchase Contracts, when duly executed and delivered, will be enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; and

                  (7) the Selling Shareholder Shares will be validly issued, fully paid and nonassessable.

         The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security or any Selling Shareholder Shares:

         (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Restated Certificate of Incorporation of the Company, and its bylaws (subject to the further assumption that the Restated Certificate of Incorporation and bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

         (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

         (c) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities and/or the Selling Shareholder Shares offered thereby;

         (d) all Securities and Selling Shareholder Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein;

         (e) with respect to Debt Securities or, where applicable, Warrants, the applicable trustee shall have been qualified under the TIA and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

         (f) in the case of an Indenture, Warrant Agreement, Stock Purchase Contract, Certificate of Designation, Deposit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and

         (g) the Board of Directors of the Company shall have duly authorized the issuance of the Selling Shareholder Shares and the Selling Shareholder Shares shall have been issued against payment in full therefor in an amount exceeding the par value thereof.

         This opinion is limited to the present corporate laws of the State of Delaware and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the State of Delaware and the United States. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,



                                                     GIBSON, DUNN & CRUTCHER LLP